UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 17, 2010
(Date of earliest event reported)
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-14437	52-2115953

(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 240.13e-4(c))
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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
          As reported in the Current Report on Form 8-K filed by RTI International Metals, Inc. (NYSE: RTI) (the “Company” or “RTI”) on April 12, 2010 (the “Initial 8-K”), the Company announced that, effective May 17, 2010, James L. McCarley would assume the title of Executive Vice President – Operations of the Company. At the time of filing of the Initial 8-K, we noted that we expected to enter into an employment agreement on terms identical to those letter agreements previously entered into between the Company and its other executive officers. Item 5.02 of the Initial 8-K is hereby amended to add the information provided below regarding the terms of Mr. McCarley’s letter agreement and related documents.
          (c) On May 17, 2010, the Company entered into a letter agreement setting forth the initial terms of Mr. McCarley’s employment. Per the terms of the letter, Mr. McCarley will be employed by RTI for a period beginning May 17, 2010 through May 16, 2013. Mr. McCarley’s employment will be automatically extended for additional one year periods until he attains age sixty-five unless either the Company or Mr. McCarley gives prior notice that the agreement will not be renewed. The Company may terminate the agreement at any time for any reason including “cause” as defined in the agreement. If Mr. McCarley’s employment is terminated for “cause” he will be entitled to no further compensation except for any base salary accrued and unpaid on the date of termination. If the Company terminates his employment other than for “cause”, the provisions of the Executive Severances Policies described below will be effective.
          Mr. McCarley has agreed not to compete with the Company or be involved with any business that has as its principal business the production of titanium or titanium-related mill products or that competes with the Company in the fabrication of titanium or titanium-related parts or products; not to solicit the business of any Company customer, supplier or licensee; and not to induce or attempt to influence any employee of RTI or its affiliates to terminate his employment with RTI or its affiliate; provided, however, that such restrictions shall not apply if his employment is terminated following a Change in Control of the Company, as such term is defined in the Company’s Executive Change in Control Severance Policy, and he is entitled to benefits under such policy. These covenants apply during the period equal to the longer of twelve months after termination of employment or the period during which Mr. McCarley is receiving any severance benefits.
          As with the Company’s other executive officers, Mr. McCarley will be subject to the Company’s Executive Non-Change in Control Severance Policy and its Executive Change in Control Severance Policy; provided, however, that Mr. McCarley will not be entitled to receive any “gross-up” payments under the Executive Change in Control Severance Policy for any excise tax imposed by Section 4999 of the Internal Revenue Code. The terms of the Company’s Executive Change in Control Severance Policy and its Executive Non-Change in Control Severance Policy are detailed under the captions “Executive Change in Control Severance Policy” and “Executive Non-Change in Control Severance Policy” set forth on pages 39 and 40, respectively, of the Company’s current proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2010.

          Mr. McCarley also became a party to the Indemnification Agreement in place between the Company and its directors and certain executive officers, which provides enhanced indemnification protection as it relates to his position with the Company.
          Copies of the letter agreement and the current form of Indemnification Agreement are included with this report as Exhibit 10.1 and Exhibit 10.2, respectively. The foregoing description of those agreements are qualified in their entirety by reference to the full text of the Exhibits filed with this report, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit
No.	Description
10.1	Letter Agreement between RTI International Metals, Inc. and James L. McCarley, dated May 17, 2010

10.2	Form of Indemnification Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: May 20, 2010	By:	/s/Chad Whalen
		Name:	Chad Whalen
		Title:	Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement between RTI International Metals, Inc. and James L. McCarley, dated May 17, 2010

10.2	Form of Indemnification Agreement